Exhibit 11.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated June 23, 2021, on the consolidated financial statements of Worthy Property Bonds, Inc. and Subsidiary as of April 30, 2021 and for the period from April 9, 2021 (inception) to April 30, 2021 included in this Amendment No. 2 to the Regulation A Offering Statement of Worthy Property Bonds, Inc., on Form 1-A, and to the reference to our firm under the heading “Experts”.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
October 21, 2021